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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-31657, 33-32815, 33-36263, 33-72634,
33-72636, 33-72638, 33-81150, 33-81152, 333-2151, 333-4621, 333-60807, and
333-44824) of Cognex Corporation of our report dated January 22, 2001 relating to financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 22, 2001 relating to the financial statement schedule, which appears in this form 10-K


Boston, Massachusetts                             /s/ PricewaterhouseCoopers LLP
March 26, 2001